UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 19, 2012 (October 17, 2012)

SHOE CARNIVAL, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-21360	35-1736614
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7500 East Columbia Street, Evansville, IN	47715
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(812) 867-6471

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Shoe Carnival, Inc. (the "Company") announced on October 17, 2012 that Mark L. Lemond will be retiring from his positions as President, Chief Executive Officer and Director of the Company, effective October 27, 2012.

In connection with his retirement, Mr. Lemond and the Company entered into a separation and release agreement, dated October 17, 2012 (the "Separation Agreement").  Under the terms of the Separation Agreement, Mr. Lemond will receive a cash severance payment of $1,000,000, to be paid in a single lump sum on or before November 1, 2012.  In addition, under the terms of the Amended and Restated Employment and Noncompetition Agreement, dated December 11, 2008, by and between the Company and Mr. Lemond (the "Employment Agreement"), Mr. Lemond will receive a cash payment of $425,000.  The Company will also pay the monthly costs of health and dental plan coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act for up to 18 months on Mr. Lemond's behalf.  Mr. Lemond will also be entitled to retain the use of a leased automobile through December 31, 2012.  As part of the Separation Agreement, Mr. Lemond reaffirmed the post-employment restrictions in his Employment Agreement, including a two-year noncompetition provision and the restrictions and agreements with respect to the Company's confidential and proprietary information.  Mr. Lemond has also agreed to release the Company from any claims, including any claims relating to his employment and retirement.  Although the Separation Agreement was executed by Mr. Lemond on October 17, 2012, it remains subject to revocation by Mr. Lemond until October 24, 2012.

The above summary is qualified in its entirety by the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated herein by reference.

Under the terms of the Shoe Carnival, Inc. 2000 Stock Option and Incentive Plan, as amended (the "2000 Plan"), Mr. Lemond's retirement will result in the forfeiture of 77,500 shares of unvested restricted stock.  None of his vested outstanding awards under the 2000 Plan will be affected by his retirement.

On October 17, 2012, the Company also announced several promotions of its senior executives effective October 27, 2012 to reallocate key responsibilities in light of Mr. Lemond's departure.  Clifton E. Sifford will succeed Mr. Lemond as President and Chief Executive Officer of the Company and will also have the title of Chief Merchandising Officer.  Upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, on October 17, 2012, the Board of Directors also appointed Mr. Sifford to serve as a member of the Board of Directors effective October 27, 2012, with a term to expire at the Company's 2013 Annual Meeting of Shareholders and until his successor is elected and has qualified.  Mr. Sifford, age 59, has served as the Executive Vice President – General Merchandise Manager of the Company since June 2001.  From April 1997 to June 2001, Mr. Sifford served as Senior Vice President – General Merchandise Manager.

W. Kerry Jackson, currently Executive Vice President – Chief Financial Officer and Treasurer, will assume the additional position of Chief Operating Officer.  Mr. Jackson, age 50,

has served as Executive Vice President – Chief Financial Officer and Treasurer since August 2004.  Prior to that, Mr. Jackson held various other accounting positions with the Company since 1988.

Timothy T. Baker, age 56, the Company's Executive Vice President – Store Operations, will also oversee all real estate operations at the Company.  Mr. Baker has served as Executive Vice President – Store Operations since June 2001.  Prior to that, Mr. Baker held various other positions with the Company since 1989.

On October 17, 2012, the Compensation Committee of the Board of Directors of the Company approved new compensation arrangements with Messrs. Sifford, Jackson and Baker in light of their increased responsibilities.  Effective October 27, 2012, Mr. Sifford's annual base salary will increase to $550,000, Mr. Jackson's annual base salary will increase to $520,000 and Mr. Baker's annual base salary will increase to $500,000.  The Compensation Committee also granted 33,400 shares of restricted stock to Mr. Sifford, 29,200 shares of restricted stock to Mr. Jackson and 20,900 shares of restricted stock to Mr. Baker under the 2000 Plan, effective on October 27, 2012.  The shares of restricted stock will vest in full on October 27, 2017, provided that the executive officer maintains continuous service with the Company through such date.

A copy of the 2000 Plan is filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on June 15, 2012. The restricted stock awards will be subject to the terms and conditions of the Company's restricted stock award agreement for time-based restricted stock, a copy of which is filed as Exhibit 10.2.

Other than as described above, the compensatory arrangements with Messrs. Sifford, Jackson and Baker have not changed. Each of Messrs. Sifford, Jackson and Baker has previously entered into an amended and restated employment and noncompetition agreement with the Company and also participates in other employee benefit plans and compensation arrangements that are generally available to executive officers of the Company, as described in the proxy statement for the Company's 2012 annual meeting of shareholders filed on May 7, 2012.

Item 7.01.    Regulation FD Disclosure.

The following information shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

A copy of the press release issued by the Company on October 17, 2012, announcing the management changes described above and announcing the Company's reaffirmation of its expected ranges for net sales, comparable store sales increase and earnings per diluted share for the third quarter of fiscal 2012, is furnished as Exhibit 99.1, and the information set forth therein is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)      Exhibits:

    The following items are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Exhibit
10.1	Separation and Release Agreement, dated October 17, 2012, by and between the Company and Mark L. Lemond

10.2	Form of Award Agreement for time-based restricted stock with cliff vesting granted under the Shoe Carnival, Inc. 2000 Stock Option and Incentive Plan, as amended

99.1	Press Release of the Company dated October 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.

Dated: October 19, 2012	By:	/s/ W. Kerry Jackson
W. Kerry Jackson
Executive Vice President and Chief Financial Officer

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